As filed with the Securities and Exchange Commission on July 7, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

Ohio	34-1903890
(State of organization)	(I.R.S. Employer Identification No.)

305 West Liberty Street	44691
(Address of Principal Executive Offices)	(ZIP Code)

OHIO LEGACY CORP OMNIBUS STOCK OPTION, STOCK

OWNERSHIP AND LONG TERM INCENTIVE PLAN (the “Plan”)

(Full title of the plan)

L. Dwight Douce

President and Chief Executive Officer

Ohio Legacy Corp

305 West Liberty Street

Wooster, Ohio 44691

(Name and address of agent for service)

(330)-263-1955

(Telephone number, including area code, of agent for service)

With copy to:

Shawn Russell, Esq.

Squire, Sanders & Dempsey L.L.P.

4900 Key Tower

127 Public Square

Cleveland, Ohio 44114-1304

(216)-479-8500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares of Beneficial Interest	200,000	$10.56	$2,112,000	$267.59

(1)	An undetermined number of additional Common Shares may be issued if the antidilution provisions of the Plan become operative.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Securities Act Rule 457 (h), the proposed maximum offering price per unit is calculated as the average of the high and low prices for the common stock as quoted on the NASDAQ SmallCap Market on June 29, 2004.

PART II

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-88842 on Form S-8 as filed by Ohio Legacy Corp with the Securities and Exchange Commission on May 22, 2002, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wooster, State of Ohio, on July 6, 2004.

OHIO LEGACY CORP

By:	/s/ L. Dwight Douce
L. Dwight Douce
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 6, 2004.

By:	/s/ L. Dwight Douce
L. Dwight Douce
President, Chief Executive Officer and Director

By:	/s/ Eric S. Nadeau
Eric S. Nadeau
Chief Financial Officer and Treasurer

By:	* D. William Allen	By:	* William T. Baker
	D. William Allen, Director		William T. Baker, Director

By:	* Robert F. Belden	By:	* J. Edward Diamond
	Robert F. Belden, Director		J. Edward Diamond, Director

By:	* Scott J. Fitzpatrick	By:	* Randy G. Jones
	Scott J. Fitzpatrick, Director		Randy G. Jones, Director

By:	* Gregory A. Long	By:	* Benjamin M. Mast
	Gregory A. Long, Director		Benjamin M. Mast, Director

By:	* Daniel H. Plumly	By:	* Steven G. Pettit
	Daniel H. Plumly, Director		Steven G. Pettit, Senior Loan Officer,
	and Secretary		President of Stark County Region and Director

By:	* Michael D. Meenan	By:	* Thomas W. Schervish
	Michael D. Meenan, Director		Thomas W. Schervish, Director

*By:	/s/ L. Dwight Douce
L. Dwight Douce, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Footnote	Description of Document

3.1	(A)	Second Amended and Restated Articles of Incorporation of Ohio Legacy Corp

3.2	(B)	Code of Regulations of Ohio Legacy Corp, as amended by Amendment No. 1

4.1	(C)	Ohio Legacy Corp Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan

4.2	(D)	2002 Amendment to Ohio Legacy Corp Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan

4.3	(B)	2004 Amendment to Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan of Ohio Legacy Corp

5	*	Opinion of Squire, Sanders & Dempsey L.L.P. as to the Common Shares being registered

23.1	*	Consent of Crowe Chizek and Company LLC

23.2	*	Consent of Squire, Sanders & Dempsey L.L.P. (contained in opinion filed as Exhibit 5)

24	*	Power of Attorney

*	- Filed herein

(A)	- Incorporated by reference to Registrant’s Form 10-QSB for the fiscal quarter ended June 30, 2003, filed on August 14, 2003

(B)	- Incorporated by reference to Registrant’s Form 10-KSB for the fiscal year ended December 31, 2003, filed on March 17, 2004

(C)	- Incorporated by reference to Registrant’s Form SB-2, File No. 333-38328, effective June 1, 2000

(D)	- Incorporated by reference to Registrant’s Form S-8, File No. 333-88842, effective May 22, 2002